Exhibit 1.1

EXECUTION COPY

AMENDED AND RESTATED REMARKETING AGREEMENT

May 8, 2007

Morgan Stanley & Co. Incorporated

Merrill Lynch, Pierce, Fenner & Smith Incorporated

as Remarketing Agents

c/o	Morgan Stanley & Co. Incorporated

1585 Broadway

New York, NY 10036

The Bank of New York

as Purchase Contract Agent

101 Barclay Street, Floor 8W

New York, NY 10286

Attention: Corporate Trust Division—Corporate Finance Unit

Ladies and Gentlemen:

WHEREAS, Genworth Financial, Inc., a Delaware corporation (the “Company”), Morgan Stanley & Co. Incorporated and The Bank of New York, entered into a remarketing agreement dated May 24, 2004 (the “Original Remarketing Agreement”) which contemplated a remarketing of the Company’s 3.84% Senior Notes due 2009;

WHEREAS, the Company is entering into this Amended and Restated Remarketing Agreement dated as of May 8, 2007 (the “Agreement”) by and among the Company, Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as remarketing agents (each a “Remarketing Agent” and collectively, the “Remarketing Agents”), and The Bank of New York, a New York banking corporation, not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below), for purposes of effecting the Initial Remarketing on the terms and conditions set forth herein;

WHEREAS, this Agreement supersedes all prior agreements and understandings between the Company, the Remarketing Agents and the Purchase Contract Agent or any of them, with respect to the Initial Remarketing and if any provision of this Agreement relating to the Initial Remarketing conflicts, or is inconsistent, with the Original Remarketing Agreement, this Agreement shall control;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1. Definitions.

(a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement, dated as of May 24, 2004, among the Company, The Bank of New York as Purchase Contract Agent and attorney-in-fact for the Holders of the Purchase Contracts, and The Bank of New York as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time (the “Purchase Contract and Pledge Agreement”).

(b) As used in this Agreement, the following terms have the following meanings:

“Agreement” has the meaning specified in the second paragraph of this Amended and Restated Remarketing Agreement.

“Base Prospectus” means the prospectus dated November 3, 2006 included in the Registration Statement, including all documents incorporated by reference therein.

“Commencement Date” has the meaning specified in Section 3.

“Commission” means the Securities and Exchange Commission.

“Company” has the meaning specified in the first paragraph of this Agreement.

“Final Remarketing” has the meaning specified in Section 2(c).

“Final Remarketing Date” has the meaning specified in Section 2(c).

“Final Term Sheet” means the final term sheet in the form first filed with the Commission pursuant to Rule 433, which will be substantially in the form attached hereto.

“Free Writing Prospectus” has the meaning set forth in Rule 405 under the Securities Act.

“indemnified party” has the meaning specified in Section 8(c).

“indemnifying party” has the meaning specified in Section 8(c).

“Initial Remarketing” has the meaning specified in Section 2(b).

“Initial Remarketing Date” has the meaning specified in Section 2(b).

“Preliminary Prospectus” means the Base Prospectus, as supplemented by the preliminary prospectus supplement dated May 8, 2007 used in connection with the Remarketing, including the documents incorporated by reference therein, and any reference to any amendment or supplement to such Preliminary Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus.

“Prospectus” means the Base Prospectus, as supplemented by the definitive prospectus supplement specifically relating to the Remarketed Senior Notes, in the form filed with the Commission pursuant to Rule 424(b), including the documents incorporated by reference therein as of the date of such Prospectus, and any reference to any amendment or supplement to such Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, under the Exchange Act, and incorporated by reference in such Prospectus.

“Purchase Contract and Pledge Agreement” has the meaning specified in Section 1(a).

“Registration Statement” means registration statement no. 333-138437 under the Securities Act prepared by the Company covering, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

“Remarketed Senior Notes” means the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, as of 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date, and shall include: (a) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes of the Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the seventh Business Day immediately preceding the Purchase Contract Settlement Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment on the sixth Business Day immediately preceding the Purchase Contract Settlement Date pursuant to the terms of the Purchase Contract and Pledge Agreement, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes remarketed in such Remarketing pursuant to the terms of the Purchase Contract and Pledge Agreement.

“Remarketing” means the remarketing of the Remarketed Senior Notes pursuant to this Agreement on any of the Initial Remarketing Date, the Second Remarketing Date or the Final Remarketing Date.

“Remarketing Fee” has the meaning specified in Section 4.

“Remarketing Settlement Date” means the Purchase Contract Settlement Date.

“Reset Rate” has the meaning specified in Section 2(d).

“Second Remarketing” has the meaning specified in Section 2(c).

“Second Remarketing Date” has the meaning specified in Section 2(c).

“Securities” has the meaning specified in Section 11.

“Senior Notes” means the series of notes designated 3.84% Senior Notes due 2009 of the Company.

“Time of Sale Prospectus” means the Preliminary Prospectus, together with the Free Writing Prospectuses, if any, each identified on Schedule III hereto (which shall not include any Electronic Road Show as defined in Section 3(b)) and the Final Term Sheet, including all documents incorporated by reference therein.

“Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement and the Indenture, in each case as amended or supplemented from time to time.

Section 2. Appointment and Obligations of the Remarketing Agents.

(a) The Company hereby appoints the Remarketing Agents as the exclusive remarketing agents with respect to the Remarketing. Each of the Remarketing Agents, subject to the terms and conditions set forth herein, hereby accepts such appointment, severally and not jointly, for the purpose of (i) remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

(b) Unless a Special Event Redemption or a Termination Event has occurred prior to such date, on the fifth Business Day immediately preceding the Purchase Contract Settlement Date (the “Initial Remarketing Date”), each of the Remarketing Agents, severally and not jointly, shall use its reasonable efforts to remarket (“Initial Remarketing”) the Remarketed Senior Notes, at the Remarketing Price.

(c) In the case of a Failed Remarketing on the Initial Remarketing Date and unless a Special Event Redemption or a Termination Event has occurred prior to such date, on the fourth Business Day immediately preceding the Purchase Contract Settlement Date (the “Second Remarketing Date”), each of the Remarketing Agents, severally and not jointly, shall use its reasonable efforts to remarket (the “Second Remarketing”) the Remarketed Senior Notes at the Remarketing Price. In the case of a Failed Remarketing on the Second Remarketing Date and unless a Special Event Redemption or a Termination Event has occurred prior to such date, on the third Business Day immediately preceding the Purchase Contract Settlement Date (the “Final Remarketing Date”), each of the Remarketing Agents, severally and not jointly, shall use its reasonable efforts to remarket (the “Final Remarketing”) the Remarketed Senior Notes

at the Remarketing Price. It is understood and agreed that the Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.

(d) In connection with each Remarketing, the Remarketing Agents shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the “Reset Rate”) in order for the Remarketed Senior Notes to have an aggregate market value equal to the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agents will enable the Remarketing Agents to remarket all of the Remarketed Senior Notes at the Remarketing Price in such Remarketing; provided that such rate shall not exceed the maximum interest rate permitted by applicable law.

(e) If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (1) the Remarketing Agents are unable to remarket all of the Remarketed Senior Notes, other than to the Company, at the Remarketing Price pursuant to the terms and conditions hereof or (2) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 7 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agents shall advise by telephone the Depositary, the Purchase Contract Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agents.

(f) In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agents shall advise, by telephone:

(1) the Depositary, the Purchase Contract Agent, the Indenture Trustee and the Company of the Reset Rate determined by the Remarketing Agents in such Remarketing and the aggregate principal amount of Remarketed Senior Notes sold in such Remarketing;

(2) each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the aggregate principal amount of Remarketed Senior Notes such purchaser is to purchase;

(3) each such purchaser (if other than a Depositary Participant) to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary; and

(4) each such purchaser (or Depositary Participant thereof) that the Remarketed Senior Notes will not be delivered until the Remarketing Settlement Date, and, in the case of the Initial Remarketing Date or the Second Remarketing, the Remarketing Settlement Date will be five Business Days or four Business Days, respectively, following the date of such Remarketing and that if such purchaser wishes to trade the Remarketed Senior Notes that it has purchased prior to the third Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

Each of the Remarketing Agents, severally and not jointly, shall also, if required by the Securities Act, deliver, in conformity with the requirements of the Securities Act, to each purchaser a Prospectus in connection with the Remarketing.

(g) The proceeds from a Successful Remarketing (i) with respect to the Senior Notes underlying the Applicable Ownership Interests in Senior Notes that are components of the Corporate Units, shall be paid to the Collateral Agent in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.

(h) The right of each holder of Remarketed Senior Notes to have such Remarketed Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) the Remarketing Agents conduct (A) an Initial Remarketing, (B) a Second Remarketing in the event of a Failed Remarketing on the Initial Remarketing Date and (C) a Final Remarketing in the event of a Failed Remarketing on the Second Remarketing Date, each pursuant to the terms of this Agreement, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agents are able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price based on the Reset Rate, and (iv) such purchaser or purchasers deliver the purchase price therefor to the Remarketing Agents as and when required.

(i) It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Senior Notes for Remarketing or to otherwise expend or risk its or their own funds or incur or to be exposed to financial liability in the performance of its or their duties under this Agreement. Neither the Company nor any of the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Senior Notes for Remarketing.

Section 3. Representations and Warranties of the Company.

The Company represents and warrants (i) on and as of the date the Preliminary Prospectus is first distributed in connection with the Remarketing (the “Commencement Date”), (ii) on and as of the time of each sale of the Remarketed Senior Notes in connection with the offering at or prior to the Remarketing Settlement Date and (iii) on and as of the Remarketing Settlement Date, that:

(a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. The Company is eligible to use the Registration Statement as an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), and the Company has not received notice from the Commission objecting to the use of the Registration Statement as an automatic shelf registration statement.

(b)(i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement, the Preliminary Prospectus and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Remarketed Senior Notes in connection with the offering at or prior to the Remarketing Settlement Date, the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission (each such road show, an “Electronic Road Show”), when considered together with the Time of Sale Prospectus, does not, and at the time of each sale of the Remarketed Senior Notes in connection with the offering at or prior to the Remarketing Settlement Date, any such Electronic Road Show, when considered together with the Time of Sale Prospectus, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Remarketing Agent furnished to the Company in writing by such Remarketing Agent expressly for use therein.

(c) The Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Any Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the

Commission thereunder. Except for the Free Writing Prospectuses, if any, identified in Schedule III hereto, and Electronic Road Shows, if any, furnished to the Remarketing Agents before first use, the Company has not prepared, used or referred to, and will not, without the Remarketing Agents’ prior consent, prepare, use or refer to, any Free Writing Prospectus.

(d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and to enter into and perform its obligations under this Agreement, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(e) Each subsidiary of the Company set forth on Schedule IV hereto (each, a “Designated Subsidiary” and, collectively, the “Designated Subsidiaries”) has been duly incorporated or formed, is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as currently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Designated Subsidiary owned directly or indirectly by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Prospectus; for purposes of this Agreement, Schedule IV hereto includes each subsidiary of the Company that is a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the Commission) and that is in existence on the date hereof.

(f) This Agreement has been duly authorized, executed and delivered by the Company.

(g)(A) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes will not contravene (i) any provision of applicable law or the certificate of incorporation or by-laws of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries (except to the extent such contravention would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and (B) no consent, approval, authorization or order of, or qualification with, any U.S. federal, state or local governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes, except such as has been obtained and as may be required to be obtained by the Company under the securities or Blue Sky laws of the various states in connection with the offer and sale of the Remarketed Senior Notes.

(h) The Remarketed Senior Notes have been duly authorized, executed and delivered by the Company, and, assuming the Remarketed Senior Notes have been duly authenticated by the Indenture Trustee in accordance with the provisions of the Indenture, constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to, or affecting, creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Remarketed Senior Notes will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(i) The Indenture has been duly authorized, executed and delivered by the Company and is duly qualified under the Trust Indenture Act, and assuming due authorization, execution and delivery by the Indenture Trustee, the Indenture constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to, or affecting, creditors’ rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture will conform in all material respects to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(j) The Purchase Contract and Pledge Agreement has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors’ rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. 101-1330, as amended) should not substantively limit the provisions of Purchase Contract and Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent’s security interest in (1) the Remarketed Senior Notes, (2) the Treasury Securities (as defined in the Purchase Contract and Pledge Agreement) or (3) the applicable ownership interest(s) in the Treasury Portfolio (as defined in the Purchase Contract and Pledge Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Corporate Units; provided further, however, that the Company makes no representation as to whether a court exercising bankruptcy jurisdiction, in addition to exercising general equitable powers, might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. The Purchase Contract and Pledge Agreement will conform in all material respects to the descriptions thereof in the Time of Sale Prospectus and the Prospectus.

(k) Neither the Company nor any of its Designated Subsidiaries is in violation of its certificate of incorporation, by-laws or other constituent documents; neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries, except to the extent such default would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(l) There has not occurred any material adverse change in the financial condition or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

(m) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described therein and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Time of Sale Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus.

(n) The Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(o) The Company is not, and after giving effect to the offering and sale of the Remarketed Senior Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

(p) Except as described in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Remarketed Senior Notes registered pursuant to the Registration Statement.

(q) Subsequent to the date as of which information is given in the Time of Sale Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business; (ii) the Company has not purchased any of its outstanding capital stock (other than any such purchases (A) pursuant to the Company’s publicly-announced stock repurchase program and/or (B) to cover withholding tax obligations of the Company’s employees in connection with their exercise of outstanding equity awards under the Company’s existing employee equity incentive plans), or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described or otherwise contemplated in the Time of Sale Prospectus.

(r) The Company and its Designated Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its Designated Subsidiaries are held by them under valid, subsisting and enforceable leases except such as are described in the Time of Sale Prospectus or would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s) The Company and its Designated Subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to so own, possess or be able to acquire on reasonable terms would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its Designated Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(t) No labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent, except where such dispute would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(u) Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) is licensed or authorized to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing or authorization, except for such jurisdictions in which the failure of the Insurance Subsidiary to be so licensed or authorized would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Insurance Subsidiaries have made all required filings under applicable insurance statutes in each jurisdiction where such filings are required, except for such filings the failure of which to make would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole. Each of the Insurance Subsidiaries has all other necessary authorizations, approvals, orders, consents, certificates, permits, registrations and qualifications (“Authorizations”), of and from all insurance regulatory authorities necessary to conduct their respective existing businesses as described in the Time of Sale Prospectus, except where the failure to have such Authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no Insurance Subsidiary has received any notification from any insurance regulatory authority to the effect that any additional Authorizations are needed to be obtained by any Insurance Subsidiary in any case where it could reasonably be expected that the failure to obtain such additional Authorizations or the limiting of the writing of such business would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no insurance regulatory authority having jurisdiction over any Insurance Subsidiary has issued any order or decree impairing, restricting or prohibiting (i) the payment of dividends by any Insurance Subsidiary to its parent, other than those restrictions applicable to insurance or reinsurance companies under such jurisdiction generally, or (ii) the continuation of the business of the Company or any of the Insurance Subsidiaries in all material respects as presently conducted, in each case except where such orders or decrees would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(v) Except as described in the Time of Sale Prospectus, (i) all ceded reinsurance and retrocessional treaties, contracts, agreements and arrangements (“Reinsurance Contracts”) to which the Company or any Insurance Subsidiary is a party and as to which any of them reported recoverables, premiums due or other amounts in its most recent statutory financial statements are in full force and effect, except where the failure of such Reinsurance Contracts to be in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any Insurance Subsidiary has received any notice from any other party to any Reinsurance Contract that such other party intends not to perform such Reinsurance Contract in any material respect, and the Company has no knowledge that any of the other parties to such Reinsurance Contracts will be unable to perform its obligations thereunder in any material respect, except where (A) the Company or the Insurance Subsidiary has established reserves in its financial statements which it deems adequate for potential uncollectible reinsurance or (B) such nonperformance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(w) Except as described in the Time of Sale Prospectus, the Company has no knowledge of any threatened or pending downgrading of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act, which currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

(x) The Company and each of its Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(y) The statements set forth in (i) the Time of Sale Prospectus under the captions “Description of Remarketed Notes”, insofar as they purport to constitute a summary of the terms of the Indenture and the Remarketed Senior Notes, and “United States Federal Income Tax Consequences,” (ii) Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 16, 2007, under the caption “Item 1. Business – Regulation,” (iii) the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 under the caption “Item 3. Legal Proceedings,” (iv) the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 under the caption “Part II.—Other Information—Item 1. Legal Proceedings,” (v) the Company’s Proxy Statement for the Company’s 2007 annual meeting of stockholders under the caption “Certain Relationships and Transactions” and (vi) the Registration Statement in Item 15, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly summarize in all material respects the matters described therein.

(z) KPMG LLP, whose report is incorporated by reference in the Prospectus, is an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Securities Act and the rules and regulations adopted by the Commission thereunder. The financial statements of the Company and its consolidated subsidiaries (including the related notes and supporting schedules) included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated and conform in all material respects with the rules and regulations adopted by the Commission under the Securities Act; and the supporting schedules included in the Registration Statement present fairly in all materials respects the information required to be stated therein.

Section 4. Fees.

(a) In the event of a Successful Remarketing of the Remarketed Senior Notes, the Company shall pay the Remarketing Agents a remarketing fee equal to 0.25% of the principal amount of the Remarketed Senior Notes (the “Remarketing Fee”). Such Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date in cash by wire transfer of immediately available funds to accounts designated by the Remarketing Agents.

(b) Each Remarketing Agent shall be entitled to the percentage of the Remarketing Fee set forth opposite its name in Schedule I hereto.

Section 5. Covenants of the Company.

The Company covenants and agrees as follows:

(a) If and to the extent the Remarketed Senior Notes are required (in the view of counsel, which need not be in the form of a written opinion, for either the Remarketing Agents or the Company) to be registered under the Securities Act as in effect at the time of the Remarketing,

(1) to prepare the Preliminary Prospectus and the Prospectus, each in a form approved by the Remarketing Agents, and to file any such Preliminary Prospectus and Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder;

(2) to prepare the Final Term Sheet and to file such Final Term Sheet with the Commission in compliance with Rule 433(d) under the Securities Act;

(3) to file promptly with the Commission any amendment to the Registration Statement, the Preliminary Prospectus, the Final Term Sheet, any other Free Writing Prospectus and the Prospectus and any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agents, be required by the Securities Act or requested by the Commission;

(4) to advise the Remarketing Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agents with copies thereof;

(5) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required in connection with the offering or sale of the Remarketed Senior Notes;

(6) to advise the Remarketing Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or the Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Time of Sale Prospectus or Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(7) to furnish promptly to the Remarketing Agents such copies of the following documents as the Remarketing Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Prospectus and any amended or supplemented Prospectus; (D) the Final Term Sheet; (E) any Free Writing Prospectus; and (F) any document incorporated by reference in the Prospectus (excluding exhibits thereto);

(8) if the Time of Sale Prospectus is being used to solicit offers to buy the Remarketed Senior Notes at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Remarketing Agents and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement;

(9) if at any time when delivery of a prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the Remarketing, any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Remarketing Agents and, upon their request, to file such document and to prepare and furnish without charge to the Remarketing Agents and to any dealer in securities as many copies as the Remarketing Agents may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(10) prior to filing with the Commission (A) any amendment to the Registration Statement or supplement to the Prospectus or (B) any Prospectus pursuant to Rule 424 under the Securities Act, to furnish a copy thereof to the Remarketing Agents and counsel to the Remarketing Agents; and not to file any such amendment or supplement that shall be reasonably disapproved by the Remarketing Agents promptly after reasonable notice;

(11) to furnish to the Remarketing Agents and counsel to the Remarketing Agents a copy of each proposed Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed Free Writing Prospectus to which the Remarketing Agents reasonably object;

(12) not to take any action that would result in a Remarketing Agent or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a Free Writing Prospectus prepared by or on behalf of the Remarketing Agents that the Remarketing Agents otherwise would not have been required to file thereunder;

(13) as soon as practicable, but in any event not later than eighteen months, after the date of a Successful Remarketing, to make “generally available to its security holders” an “earnings statement” of the Company and its subsidiaries complying with

(which need not be audited) Section 11(a) of the Securities Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158). The terms “generally available to its security holders” and “earnings statement” shall have the meanings set forth in Rule 158;

(14) to take such action as the Remarketing Agents may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agents may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction; and

(15) to pay any required Commission filing fees relating to the Remarketed Senior Notes within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(b) To pay: (1) the costs incident to the preparation and printing of the Registration Statement, if any, any Preliminary Prospectus, the Time of Sale Prospectus, any Prospectus, the Final Term Sheet and any other Free Writing Prospectus and any amendments or supplements thereto; (2) the costs of distributing the Registration Statement, if any, any Preliminary Prospectus, the Time of Sale Prospectus, any Prospectus, the Final Term Sheet and any other Free Writing Prospectus and any amendments or supplements thereto; (3) any fees and expenses of qualifying the Remarketed Senior Notes under the securities laws of the several jurisdictions as provided in Section 5(a)(14) and of preparing, printing and distributing a Blue Sky Memorandum, if any (including any related reasonable fees and expenses of counsel to the Remarketing Agents); (4) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder; and (5) the reasonable fees and expenses of counsel to the Remarketing Agents in connection with their duties hereunder.

(c) To furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation.

Section 6. Covenants of the Remarketing Agents.

Each of the Remarketing Agents, severally and not jointly, covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a Free Writing Prospectus prepared by or on behalf of such Remarketing Agent that otherwise would not be required to be filed by the Company thereunder but for the action of such Remarketing Agent (other than, for the avoidance of doubt, the Final Term Sheet). Each of the Remarketing Agents, severally and not jointly, acknowledges and agrees that, except as may be set forth in Schedule III hereto, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h)) for use in any Free Writing Prospectus prepared by or on behalf of the Remarketing Agents.

Section 7. Conditions to the Remarketing Agents’ Obligations.

The several obligations of the Remarketing Agents hereunder shall be subject to the following conditions:

(a) The Preliminary Prospectus, the Prospectus, the Final Term Sheet and any Free Writing Prospectus shall have been timely filed with the Commission; no stop order suspending the effectiveness of the Registration Statement, if any, or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement, the Time of Sale Prospectus or the Prospectus or otherwise shall have been complied with.

(b)(1) Trading in securities generally on the New York Stock Exchange shall not have been suspended or materially limited, (2) a general moratorium on commercial banking activities in the State of New York or the United States shall not have been declared by New York State or Federal authorities, or (3) there shall not have occurred any material outbreak, or material escalation, of hostilities or other national or international calamity or crisis, of such magnitude and severity in its effect on the financial markets of the United States, in the reasonable judgment of the Remarketing Agents, as to prevent or materially impair the Remarketing, or enforcement of contracts for sale, of the Remarketed Senior Notes.

(c) The representations and warranties of the Company contained herein shall be true and correct in all material respects on and as of the Remarketing Settlement Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed in all material respects all covenants and agreements contained herein or in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to the Remarketing Settlement Date.

(d) On the Remarketing Settlement Date, the Company shall have furnished to the Remarketing Agents a certificate, dated the Remarketing Settlement Date, of the Chief Financial Officer of the Company stating that: (1) no order suspending the effectiveness of the Registration Statement or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officers, threatened by the Commission and (2) the representations and warranties of the Company in Section 3 are true and correct on and as of the Remarketing Settlement Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to the Remarketing Settlement Date.

(e) On the Initial Remarketing Date and on the Remarketing Settlement Date, the Remarketing Agents shall have received a letter addressed to the Remarketing Agents and dated such respective dates, in form and substance satisfactory to the Remarketing Agents, of KPMG LLP, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained or incorporated by reference in the Time of Sale Prospectus and the Prospectus.

(f) On the Remarketing Settlement Date, the Remarketing Agents shall have received (1) an opinion and letter of Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, dated the Remarketing Settlement Date, as set forth in Exhibits A-1 and A-2 to this Agreement, (2) an opinion of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special U.S. regulatory counsel for the Company, dated the Remarketing Settlement Date, as set forth in Exhibit B to this Agreement and (3) an opinion of Leon E. Roday, Esq., the Company’s General Counsel, dated the Remarketing Settlement Date, as set forth in Exhibit C to this Agreement. The opinions of Weil, Gotshal & Manges LLP, LeBoeuf, Lamb, Greene & MacRae, L.L.P. and Leon E. Roday, Esq., described in this Section 7(f) shall be rendered to the Remarketing Agents at the request of the Company and shall so state therein.

(g) On the Remarketing Settlement Date, the Indenture Trustee and the Purchase Contract Agent shall have received reliance letters dated the Remarketing Settlement Date of (1) Weil, Gotshal & Manges LLP, outside U.S. counsel for the Company, and (2) Leon E. Roday, Esq., the Company’s General Counsel, in form and substance reasonably satisfactory to the Indenture Trustee.

(h) On the Remarketing Settlement Date, the Remarketing Agents shall have received an opinion from Davis Polk & Wardwell, dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agents.

(i) Subsequent to the Commencement Date and prior to the Remarketing Settlement Date, there shall not have occurred any downgrading, nor shall the Company have any knowledge of any threatened or pending downgrading, of the Company’s or any of its subsidiaries’ claims-paying ability rating or financial strength rating by A.M. Best Company, Inc., Standard & Poor’s Rating Group, Moody’s Investor Service, Inc., Fitch Ratings, Ltd. or any other “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act that currently has publicly released a rating of the claims-paying ability or financial strength of the Company or any subsidiary.

Section 8. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Remarketing Agent, each person, if any, who controls any Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Remarketing Agent within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, the Time of Sale Prospectus, any Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act, any Electronic Road Show or the Prospectus (if used within the period, if any, that delivery of such Registration Statement, Preliminary

Prospectus, Time of Sale Prospectus, Free Writing Prospectus or Prospectus is required pursuant to the Securities Act and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to the Remarketing Agents furnished to the Company in writing by the Remarketing Agents expressly for use therein.

(b) Each Remarketing Agent agrees, severally but not jointly, to indemnify and hold harmless the Company, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, the Preliminary Prospectus, the Time of Sale Prospectus, any Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Remarketing Agents furnished to the Company in writing by the Remarketing Agents expressly for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Prospectus, any Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) of the Securities Act or the Prospectus or any amendments or supplements thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or Section 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Remarketing Agents and all persons, if any who control the Remarketing Agents within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Remarketing Agent within the meaning of Rule 405 under the Securities Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Remarketing Agents and such control persons and affiliates of the Remarketing Agents, such firm shall be designated in writing by the Remarketing Agents. In the case of any such separate firm for the Company and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

Section 9. Contribution.

(a) To the extent the indemnification provided for in Section 8(a) or Section 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to under such paragraph, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) if the indemnifying party is the Company, in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties, on the one hand, and the indemnified party or parties on the other hand from the Remarketing of the Remarketed Senior Notes, (ii) if the Remarketing Agents are the indemnifying parties, in such proportion as is appropriate to reflect the Remarketing Agents’ relative fault on one hand and the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities or (iii) if the allocation provided by Section 9(a)(i) or Section 9(a)(ii) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 9(a)(i) above or the relative fault referred to in Section 9(a)(ii) above but also the relative fault (in cases covered by Section 9(a)(ii)) or the relative benefits (in cases covered by Section 9(a)(i)) of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on one hand, and the Remarketing Agents, on the other hand, in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Senior Notes less the Remarketing Fee on the one hand and the Remarketing Fee on the other hand bear to the aggregate principal amount of the Remarketed Senior Notes. The relative fault of the Company on the one hand and the Remarketing Agents on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by any of the Remarketing Agents and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Remarketing Agents’ respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective aggregate principal amount of Remarketed Senior Notes they have remarketed hereunder, and not joint.

(b) The Company and the Remarketing Agents agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Remarketing Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(a). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Remarketing Agent shall be required to contribute any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages which such Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in Section 8 and Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(c) The indemnity and contribution provisions contained in Section 8 and Section 9 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Remarketing Agent, any person controlling the Remarketing Agent or any affiliate of any Remarketing Agent or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Remarketed Senior Notes.

Section 10. Resignation and Removal of the Remarketing Agents.

Either of the Remarketing Agents may resign and be discharged from its duties and obligations hereunder, and the Company may remove either, or both, of the Remarketing Agents, by giving 30 days’ prior written notice, in the case of a resignation, to the Company and the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent and the Purchase Contract Agent; provided, however, that no such resignation nor any such removal shall become effective until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the Company, in which it shall have agreed to conduct the Remarketing in accordance with the Transaction Documents in all material respects.

In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable. The provisions of Section 8 and Section 9 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

Section 11. Dealing in Securities.

The Remarketing Agents, when acting as a Remarketing Agent or in their individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the “Securities”). The Remarketing Agents may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. The Remarketing Agents, in their individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

Section 12. Remarketing Agent’s Performance; Duty of Care; No Fiduciary Relationship.

(a) The duties and obligations of the Remarketing Agents shall be determined solely by the express provisions of this Agreement and the Transaction Documents. No implied covenants or obligations of or against any Remarketing Agent shall be read into this Agreement or any of the Transaction Documents. In the absence of bad faith on the part of the Remarketing Agents, a Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. Each Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. Any Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes, and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the Initial Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. Any Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as a Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 12 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

(b) The Company acknowledges that in connection with the Remarketing: (a) the Remarketing Agents have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Remarketing Agents owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Remarketing Agents may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Remarketing Agents arising from an alleged breach of fiduciary duty in connection with the Remarketing.

Section 13. Termination.

This Agreement shall automatically terminate (i) as to each Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 10 and (ii) on the earlier of (x) any Special Event Redemption Date, (y) the occurrence of a Termination Event and (z) the Business Day immediately following the Purchase Contract Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to each Remarketing Agent and such Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agents because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agents for all of their out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full. In addition, Sections 8, 9 and 12 hereof shall survive the termination of this Agreement or the resignation or removal of any of the Remarketing Agent.

Section 14. Notices.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Remarketing Agents, shall be delivered or sent by mail, telex or facsimile transmission to (i) Morgan Stanley & Co. Incorporated, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division, Phone: (212) 761-6691, Facsimile: (212) 507-8999 and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, Attention: Chris Kulusic, Facsimile: (212) 738-1347;

(b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to Genworth Financial, Inc., 6620 West Broad Street, Richmond, Virginia 23230, Attention: General Counsel (Facsimile: 804-662-2414); and

(c) if to the Purchase Contract Agent, shall be delivered or sent by mail, telex or facsimile transmission to The Bank of New York, 101 Barclay Street, Floor 8W, New York, NY 10286, Attention: Corporate Trust Division—Corporate Finance Unit (Facsimile: 212-815-5707).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon each party hereto and its respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (x) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the Remarketing Agents and the person or persons, if any, who control the Remarketing Agents within the meaning of Section 15 of the Securities Act and (y) the indemnity agreement of the several Remarketing Agents contained in Section 8 of this Agreement shall be deemed to be for the benefit of the Company’s directors and officers who sign the Registration Statement, if any, and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing contained in this Agreement is intended or shall be construed to give any person, other than the persons referred to herein, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Company and the Remarketing Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive any Remarketing and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

Section 18. Judicial Proceedings.

(a) Each party hereto expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Remarketed Senior Notes. To the fullest extent it may effectively do so under applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b) Each party hereto agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 18(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 21. Severability.

If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 22. Amendments.

This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Senior Notes, the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of any Remarketing Agent, without the prior written consent of each Remarketing Agent.

Section 23. Successors and Assigns.

Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents. The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of a Remarketing Agent) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement by and between the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours,

GENWORTH FINANCIAL, INC.

By:	/s/ Gary T Prizzia
Name:	Gary T. Prizzia
Title:	Vice President & Treasurer

CONFIRMED AND ACCEPTED:

MORGAN STANLEY & CO. INCORPORATED, as Remarketing Agent

By:	/s/ Yurij Slyz
Name:	Yurij Slyz
Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Remarketing Agent

By:	/s/ Paul Brown
Name:	Paul Brown
Title:	Managing Director

THE BANK OF NEW YORK,
not individually, but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By:	/s/ Cheryl L. Clarke
Name:	Cheryl L. Clarke
Title:	Vice President

SCHEDULE I

Remarketing Agents	Percentage of Total Remarketing Fee
Morgan Stanley & Co. Incorporated	50.00%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	50.00%

Total	100.00%

SCHEDULE II

Form of Final Term Sheet

May [9], 2007

$[600],000,000

Genworth Financial, Inc.

[    ]% Senior Notes due 2009

Issuer:	Genworth Financial, Inc.
Remarketed Amount:	$[600],000,000
Maturity Date:	May 16, 2009
First Interest Payment Date after the Remarketing:	November 16, 2007
Interest Payment Dates:	May 16 and November 16 of each year
Interest Rate:	[ ]%
Trade Date:	May [9], 2007
Settlement Date:	May 16, 2007	Trade date + [5] days
Remarketing Price:	[ ]%
Remarketing Fee:	$[ ]
Ratings:	Moody’s: [ ] S&P: [ ] Fitch: [ ]
Format:	SEC Registered
Denomination:	$1,000 principal amount and integral multiples thereof
CUSIP:	37247D AH9
Benchmark Treasury:	[ ]
Benchmark Treasury Yield:	[ ]
Spread to Benchmark:	[ ]
[Yield to Maturity:]	[ ]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any remarketing agent or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free: Morgan Stanley & Co. Incorporated toll free at 1-866-718-1649, or Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free 1-866-500-5408.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

SCHEDULE III

Free Writing Prospectuses

The Final Term Sheet

SCHEDULE IV

LIST OF DESIGNATED SUBSIDIARIES

Designated Subsidiaries	Jurisdiction of Incorporation
GEMIC Holdings Company	(Canada)

Genworth Financial International Holdings, Inc.	(Delaware)

Genworth Financial Mortgage Insurance Company Canada	(Canada)

Genworth Financial Mortgage Insurance Pty Ltd.	(Australia)

Genworth Life and Annuity Insurance Company	(Virginia)

Genworth Life Insurance Company	(Delaware)

Genworth Mortgage Holdings, LLC	(North Carolina)

Genworth Mortgage Insurance Corporation	(North Carolina)

GNA Corporation	(Washington)

EXHIBIT A-1

FORM OF COMPANY COUNSEL OPINION

1. The Company has been duly incorporated, is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the Time of Sale Prospectus.

2. Each of Genworth Financial International Holdings, Inc., Genworth Life Insurance Company and Genworth Life Insurance Company of New York (each, a “Subsidiary”) is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

3. All the outstanding shares of capital stock of each Subsidiary are owned of record by the Company or one of its subsidiaries. To our knowledge, such shares are also owned beneficially by the Company or one of its subsidiaries and are free and clear of all adverse claims, limitations on voting rights, options and other encumbrances.

4. The Company has all requisite corporate power and authority to execute and deliver the Amended and Restated Remarketing Agreement and to perform its obligations thereunder. The execution, delivery and performance of the Amended and Restated Remarketing Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company.

5. The execution and delivery by the Company of the Amended and Restated Remarketing Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes and the performance by the Company of its obligations thereunder do not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation or by-laws of the Company, (ii) any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, (iii) the laws of the State of New York, the corporate laws of the State of Delaware or federal law or regulation (other than federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph), or (iv) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the Company or any of its subsidiaries of which we are aware.

6. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery by the Indenture Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

A-1-1

7. The Remarketed Senior Notes have been duly authorized, executed and delivered by the Company, and assuming due execution and authentication by the Indenture Trustee in accordance with the provisions of the Indenture, are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and will be entitled to the benefits of the Indenture.

8. No consent, approval, waiver, license or authorization or other action by or filing with any federal, New York or Delaware corporate governmental authority is required in connection with the execution and delivery by the Company of the Amended and Restated Remarketing Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes and the consummation by the Company of the transactions contemplated hereby or the performance by the Company of its obligations thereunder, except for those in connection with federal and state securities or Blue Sky laws or insurance statutes or regulations, as to which we express no opinion in this paragraph, and those already obtained or made.

9. The statements set forth in (A) the Time of Sale Prospectus and the Prospectus under the captions “Description of Remarketed Senior Notes” and “United States Federal Income Tax Consequences”, (B) the Proxy Statement for the Company’s 2007 annual meeting of stockholders under the caption “Certain Relationships and Transactions” and (C) the Registration Statement in response to the requirements of Item 15 of Form S-3, insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein in all material respects.

10. To our knowledge, there are no legal or governmental proceedings pending or overtly threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

11. The Registration Statement has become effective under the Securities Act, and we are not aware of any stop order suspending the effectiveness of the Registration Statement.

A-1-2

EXHIBIT A-2

FORM OF U.S. COMPANY COUNSEL LETTER

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information, and many determinations involved in the preparation of the Registration Statement, the Time of Sale Prospectus and Prospectus are of a non-legal character. In addition, we have not undertaken any obligation to verify independently any of the factual matters set forth in the Registration Statement, the Time of Sale Prospectus and Prospectus or in the documents incorporated by reference therein (the “Incorporated Documents”). Consequently, in this letter we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and Prospectus. Also, we do not make any statement herein with respect to any of the financial statements and related notes thereto, the financial statement schedules or the financial, statistical or accounting data contained or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and Prospectus.

We have reviewed the Registration Statement, the Time of Sale Prospectus and Prospectus (including the Incorporated Documents) and we have participated in conferences with representatives of the Company, its independent public accountants, its special insurance regulatory counsel, its local counsel, you and your counsel, at which conferences the contents of the Registration Statement, the Time of Sale Prospectus and Prospectus, the Incorporated Documents and related matters were discussed.

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention which cause us to believe that (i) the Registration Statement, as of the effective date, or the Prospectus, as of its date, do not comply as to form in all material respects with the requirements of the Securities Act of 1933, as amended, and the Rules and Regulations thereunder, (ii) the Registration Statement (including the Incorporated Documents), as of the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, (iii) the Time of Sale Prospectus (including any Incorporated Documents), as of the time of sale of the Remarketed Senior Notes, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iv) the Prospectus (including any Incorporated Documents), as of its date or as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated

A-2-1

therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

A-2-2

EXHIBIT B

FORM OF U.S. COMPANY REGULATORY COUNSEL OPINION

1. Each subsidiary listed in Schedule A hereto (an “Insurance Subsidiary”) has the necessary permits, licenses and authorizations under the insurance laws and regulations of the jurisdiction set forth opposite such Insurance Subsidiary’s name on Schedule A hereto to conduct the lines of insurance business set forth opposite such Insurance Subsidiary’s name on Schedule A hereto, except where the failure to have such permits, licenses or authorizations would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. The Company is not, and after giving effect to the offering and sale of the Remarketed Senior Notes and the application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will not be, required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940.

3. The statements set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 16, 2007, under the captions “Item 1. Business—Regulation,” and “Item 1A. Risk Factors—Risks Relating to Our Mortgage Insurance Segment,” and the Proxy Statement for the Company’s 2007 annual meeting of stockholders under the caption “Certain Relationships and Transactions—Reinsurance Transactions,” insofar as such statements purport to describe provisions of documents referred to therein, the Federal laws of the United States of America, the laws of the State of New York or the insurance laws and regulations of the Connecticut, Delaware, New York, North Carolina, South Carolina, Texas, Virginia and Wisconsin, fairly summarize such provisions or such laws in all material respects.

SCHEDULE A TO EXHIBIT B

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
1.	Genworth Life and Health Insurance Company	Connecticut	Accident and Health, Reinsurance, Life Non-Participating

2.	Genworth Home Equity Insurance Corporation	North Carolina	Credit Insurance, subject to the following limitations: Restricted, no new business

3.	Genworth Life and Annuity Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

4.	Genworth Life Insurance Company	Delaware	Life, including annuities, Variable Annuities and Health

5.	Genworth Life Insurance Company of New York	New York	Life, Annuities and Accident and Health Insurance

6.	Genworth Mortgage Insurance Corporation	North Carolina	Credit Insurance

7.	Genworth Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance

8.	Genworth Mortgage Reinsurance Corporation	North Carolina	Credit Insurance, subject to the following limitations: Restricted, no new business

9.	Genworth Residential Mortgage Insurance Corporation of North Carolina	North Carolina	Credit Insurance

10.	Jamestown Life Insurance Company	Virginia	Life, Credit Life, Annuities, Accident and Sickness, Industrial Life, Variable Life, Variable Annuities, Credit Accident and Sickness

	Insurance Subsidiaries	Jurisdiction of Domicile	Lines of Insurance Business
11.	Private Residential Mortgage Insurance Corporation	North Carolina	Credit Insurance

12.	Professional Insurance Company	Texas	Life; Accident and Health

13.	River Lake Insurance Company	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

14.	River Lake Insurance Company II	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

15.	River Lake Insurance Company III	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

16.	Rivermont Life Insurance Company I	South Carolina	Reinsurance of specified risks from Genworth Life and Annuity Insurance Company

17.	Verex Assurance, Inc.	Wisconsin	Mortgage Insurance

EXHIBIT C

FORM OF COMPANY GENERAL COUNSEL OPINION

1. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

2. Each Designated Subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or formation, has the full power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

3. All of the issued shares of capital stock of the Company and each Designated Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned, with respect to each Designated Subsidiary, directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

4. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Amended and Restated Remarketing Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, any of the terms, conditions or provisions of any document, agreement or other instrument filed as an exhibit to the Registration Statement, or, to the best of my knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Amended and Restated Remarketing Agreement, the Indenture, the Purchase Contract and Pledge Agreement and the Remarketed Senior Notes, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Remarketed Senior Notes.

5. Each Designated Subsidiary of the Company that is engaged in the business of insurance or reinsurance (each an “Insurance Subsidiary”, collectively the “Insurance Subsidiaries”) are duly licensed to conduct an insurance or reinsurance business, as the case may be, under the insurance statutes of each jurisdiction in which the conduct of its business requires such licensing, except for such jurisdictions in which the failure of the Insurance Subsidiaries to be so licensed would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

C-1

6. The statements set forth in Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed April 16, 2007, under the captions “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview – Our corporate formation” and in the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007 under the caption “Legal Proceedings”, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, as of the date such reports were filed with the Securities and Exchange Commission and as of the date hereof (with respect to the Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2007), fairly presented or present the information called for with respect to such legal matters, documents and proceedings and fairly summarized or summarize the matters referred to therein in all material respects.

C-2